                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2006

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ROYAL BANCSHARES OF PENNSYLVANIA, INC. will be held at the Hilton Hotel Philadelphia, 4200 City Line Avenue, Philadelphia, Pennsylvania, 19131, on Wednesday, May 17, 2006, at 6:30 p.m., for the following purposes:

         1. ELECTION OF DIRECTORS. To elect six Class I Directors to serve a term of three years and until their successors are elected and qualified.

         2. ROYAL BANCSHARES OF PENNSYLVANIA, INC. AMENDMENT TO ARTICLES OF INCORPORATION. To consider and act upon a proposal to amend the Corporation's Articles of Incorporation to increase the number of authorized shares of Class B Common Stock by 1 million by increasing the number of authorized shares of Class B Common Stock to 3 million, as described in the accompanying, Proxy Statement.

         3. ROYAL BANCSHARES OF PENNSYLVANIA, INC. STOCK OPTION AND APPRECIATION RIGHT PLAN. To amend the Plan in order to (i) reserve an additional 150,000 shares of the Corporation's common stock for issuance under the Plan, (ii) provide that the maximum number of shares of stock that may be issued under the Plan not to exceed 19% of the Corporation's shares outstanding, and (iii) extend the Plan's termination date to April 18, 2007.

         4. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

         Only shareholders of record at the close of business on April 3, 2006, are entitled to notice of and to vote at the meeting, either in person or by proxy.

         We have enclosed a copy of the 2005 Annual Report on Form 10-K for Royal Bancshares of Pennsylvania, Inc. Additional copies of the 2005 Annual Report on Form 10-K are available upon request.

                                             By Order of the Board of Directors


                                             /s/ George J. McDonough
                                             George J. McDonough,
                                             Secretary

Enclosures (Proxy Card and Annual Report)
April 12, 2006

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                              732 MONTGOMERY AVENUE
                          NARBERTH, PENNSYLVANIA 19072





                              TRADING SYMBOL: RBPAA
                                    NASDAQ NM
                        WEBSITE: www.royalbankamerica.com
                                 ------------------------




                                   PRELIMINARY
                                 PROXY STATEMENT
                       2006 ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 17, 2006





                MAILED TO SHAREHOLDERS ON OR ABOUT APRIL 12, 2006

                                TABLE OF CONTENTS
                                -----------------

PROXY STATEMENT                                                           PAGE
---------------                                                           ----
General Information                                                        1

Revocation and Voting of Proxies                                           1

Voting Securities, Record Date and Quorum                                  1-2

Principal Shareholders                                                     2-3

Election of Directors                                                      3-4

Cumulative Voting                                                          4

Information about Nominees, Continuing Directors                           4-8
and Executive Officers

Meetings and Committees of the Board of Directors                          8-9

Compensation Committee Report on Executive Compensation                    9-11

The Audit Committee Report                                                 11-15

Remuneration of Directors and Officers and Other Transactions              15-19

Common Stock Performance Graph                                             20

Beneficial Ownership - Compliance                                          21

Item 2: Amendment to Corporations Articles of Incorporation                21-23

Item 3:  Amendment to Stock Option Plan                                    23-24

Interest of Management and others in certain transactions                  24

Employee Code of Ethics                                                    25

Legal Proceedings                                                          25

Shareholder Proposals and Communication                                    25-26

Other Matters                                                              26

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         We furnish this proxy statement in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc. (the "Corporation"), for the Annual Meeting of Shareholders of the Corporation to be held on May 17, 2006, and any adjournment or postponement of the meeting. The Corporation will bear the expense of soliciting proxies. In addition to mailings, directors, officers and employees of the Corporation may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

                        REVOCATION AND VOTING OF PROXIES

         The execution and return of the enclosed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy by delivering written notice of revocation to George J. McDonough, Secretary of the Corporation, at the Corporation's address at any time before the proxy is voted at the meeting. Unless revoked, the proxy holders will vote your proxy in accordance with your instructions. In the absence of instructions, proxy holders will vote all proxies FOR the election of the six nominees for Class I Director, FOR the proposal to amend the Corporation's Articles of Incorporation to increase the number of authorized shares by1 million shares by increasing the number of authorized shares of Class B Common Stock to 3 million, and FOR the amendment of Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan (the "Stock Option Plan") in order to (i) reserve an additional 150,000 shares of the Corporations' common stock for issuance under the Stock Option Plan, (ii) provide that at no time shall the maximum number of shares of stock that may be issued under the Stock Option Plan exceed 19% of the Corporation's outstanding shares, and (iii) extend the termination date of the Stock Option Plan to April 18, 2007. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxy holders will vote any proxy in accordance with the recommendations of the management of the Corporation.

                    VOTING SECURITIES, RECORD DATE AND QUORUM

         Shareholders of record at the close of business on April 3, 2006, are entitled to vote at the meeting and any adjournment or postponement of the meeting. At the close of business on February 28, 2006, there were 10,485,125 shares of Class A common stock exclusive of 215,388 treasury shares ($2.00 par value per share), issued and outstanding, and 1,992,156 shares of Class B common stock ($0.10 par value per share), issued and outstanding.

         Each shareholder is entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock on all matters to be acted upon at the meeting, except that in the election of directors, shareholders are entitled to vote shares cumulatively. See "ELECTION OF DIRECTORS ----CUMMULATIVE VOTING.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business. A majority of the votes cast at a meeting, at which a quorum is present, is required to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the Corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         In the case of the election of directors, assuming the presence of a quorum, the six candidates receiving the highest number of votes for Class I Director shall be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

                             PRINCIPAL SHAREHOLDERS

         The following table shows as of February 28, 2006, the amount of outstanding common stock beneficially owned by each shareholder (including any "group" as the term is used in Section 3(d)(3) of the Securities Exchange Act of
1934) known by the Corporation to be the beneficial owner of more than 5% of such stock. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the current rate of 1.15 shares of Class A common stock for each share of Class B common stock. Beneficial ownership is determined in accordance with applicable regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below and the table following "Information about Nominees, Continuing Directors and Executive Officers," beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 28, 2006. In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares:

     o Voting power, which includes the power to vote or to direct the voting of the stock, or

     o Investment power, which includes the power to dispose or to direct the disposition of the stock.

Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person. The percent of class assumes all options exercisable within 60 days of February 28, 2006, have been exercised and, therefore, on a pro forma basis, 10,827,277 shares of Class A common stock would be outstanding, net of treasury stock.

                    NAME AND ADDRESS OF                 SHARES BENEFICIALLY              PERCENT OF
                     BENEFICIAL OWNER                          OWNED                        CLASS
               ------------------------------       -----------------------------      --------------
                   Daniel M. Tabas Trust(1)             3,457,116 (Class A)                31.93%
                   915 Montgomery Avenue                1,067,411 (Class B)                53.58%
                   Narberth, PA  19072

                   Evelyn Tabas(2)(4)                   1,752,477 (Class A)                16.19%
                   915 Montgomery Avenue                  461,917 (Class B)                23.19%
                   Narberth, PA  19072

                   Richard Tabas(3)                            72 (Class A)                 0.00%
                   1309 Lafayette Road                    133,669 (Class B)                 6.71%
                   Gladwyne, PA 19035

(1) The trustees for the Daniel M. Tabas Trust are, Robert R. Tabas, Linda Tabas Stempel and Nicholas Randazzo who as a group have voting rights and dispositive control of these shares.

(2)The shares beneficially owned by Evelyn R. Tabas consist of: (a) 2,732 shares of Class A common stock owned and voted solely by Evelyn R. Tabas and 4,696 options currently exercisable to purchase shares of Class A common stock: (b) 271,014 Class A and 80,817 Class B shares in the Lee Tabas Trust: (c) 252,647 Class A and 78,711 Class B shares in the Susan Tepper Tabas Trust: (d) 237,763 Class A and 78,970 Class B shares in the Linda Stempel Tabas Trust: (e) 228,522 Class A and 72,702 Class B shares in the Joanne Tabas Wurzak Trust: (f) 208,642 Class A and 78,134 Class B shares in the Carol Tabas Stofman Trust: (g) 197,533 Class A and 72,553 Class B shares in the Robert R. Tabas Trust: (h) 50,631 Class A shares held in the Elizabeth Rebecca Tabas Trust and (i) 46,460 Class A shares held in the Samuel Bradford Tabas Trust. Evelyn R. Tabas shares voting and dispositive control over the shares held in these trust with James McSwiggan and Nicholas Randazzo.

(3) Mr. Tabas has sole power to vote and dispose of 116,768 shares of Class B common stock. He disclaims beneficially ownership of 16,673 shares of Class B stock owned by his mother, Harriette Tabas and 72 Class A shares common stock and 228 shares of Class B common stock owned by his wife, Leslee Silverman Tabas Esquire. Upon information and belief, Mr. Tabas has no power to vote or dispose of these 72 shares of Class A common stock and 16,901 shares of Class B common stock.

(4) Evelyn R. Tabas has sole power to vote and dispose of 251,837 shares of Class A common stock and 30 shares Class B common stock from numerous trusts for the Tabas grandchildren.


         ITEM 1 ELECTION OF DIRECTORS

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than 5 nor more than 25 persons and that the directors are classified with respect to the time they hold office by dividing them into 3 classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a 3 year term, so that the term of office of one class of directors expires at the annual meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the Board of Directors. Any vacancy occurring on the Board of Directors is filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed.

         There are presently 17 members of the Board of Directors. At the March 15, 2006, meeting of the Corporation's Board of Directors, in accordance with
Article 10 of the Corporation's Bylaws, the directors fixed the number of directors in Class I at 6, the number of directors in Class II at 6 and the number of directors in Class III at 5. Due to an exemption as a "Controlled Company" under NASDAQ Rules, we are not required to meet NASDAQ independence standards for our Board of Directors. NASDAQ Rules define a "Controlled Company" as one in which more than 50% of the voting power is held by an individual, group or another company. As shown in the above stock ownership table, through its ownership of Class A and Class B common stock, the Daniel M. Tabas Trust and Evelyn R. Tabas control more than 50% of the voting power of the Corporation.

         The Board of Directors has nominated the following 6 persons for election to the Board of Directors as Class I Directors for a term of 3 years:

     JOSEPH P. CAMPBELL          JAMES J. MCSWIGGAN        LINDA TABAS STEMPEL
     MURRAY STEMPEL, III         HOWARD WURZAK             PATRICK J. MCCORMICK

                                CUMULATIVE VOTING

         In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any 2 or more candidates in the class. The 6 candidates receiving the highest number of votes for Class I Director at the meeting will be elected. There are no conditions precedent to the exercise of cumulative voting rights. Robert R. Tabas and George J. McDonough, the persons named as proxies, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how votes are to be cumulated for voting purposes.

                INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

         Information concerning the directors of the Corporation, including the 6 persons nominated for election to the Board of Directors as Class I Directors at the meeting, the 11 continuing directors and the executive officer(s) of the Corporation and all directors and officers as a group, is set forth below, including the number of shares of common stock of the Corporation beneficially owned, as of February 28, 2006, by each of them. The table includes options exercisable within 60 days of February 28, 2006, stock options unexercised but currently exercisable, and stock beneficially owned. Unless otherwise indicated in a footnote, shares, reported in this table are owned directly by the reporting person and such person holds sole voting and investment power with respect to such shares. The percent of class assumes all options exercisable within 60 days of February 28, 2006, have been exercised and, therefore, on a pro forma basis, 10,827,277 shares of Class A common Stock would be outstanding. The information is furnished as of February 28, 2006, on which 10,485,125 Class A shares (exclusive of 215,388 treasury shares) and 1,992,156 Class B shares were issued and outstanding.

                                                      DIRECTOR          SHARES            PERCENT
                                                     OR OFFICER      BENEFICIALLY           OF
         NAME                          AGE              SINCE            OWNED             STOCK
         ----                          ---           -----------     ------------         -------
 NOMINEES FOR CLASS I DIRECTORS
 ------------------------------

 Joseph P. Campbell (6)                59               1982          159,776(A)          1.48%

 James J. McSwiggan (1)                50               1992           76,509(A)           .71%

 Linda Tabas Stempel (2) (5)           54               2003           2,745(A)            .03%

 Murray Stempel, III (5)               51               1998           33,247(A)           .31%

 Howard Wurzak (5)                     51               1992           65,445(A)           .60%

 Patrick J. McCormick                  48               2006            1,020(A)           .01%

 CLASS II DIRECTORS
 ------------------

 Jack R. Loew                          58               1997           20,974(A)           .19%

 Anthony J. Micale                     68               1997           10,191(A)           .09%

 Mitchell L. Morgan                    51               2003           30,326(A)           .28%

 Albert Ominsky                        72               1982           45,390(A)           .42%
                                                                       37,401(B)          1.88%

 Gregory T. Reardon                    52               1997           9,383(A)            .09%

 Robert R. Tabas (2) (5)               50               1998           71,730(A)           .66%
                                                                        6,193(B)           .31%

 CLASS III DIRECTORS
 -------------------

 Carl M. Cousins                       73               1993           12,156(A)           .11%

 John M. Decker                        45               1998           55,422(A)           .51%

 Evelyn R. Tabas (3) (5)               81               2002        1,752,447(A)         16.19%
                                                                      461,917(B)         23.19%

 Lee E. Tabas                          56               1980          338,821(A)          3.13%
                                                                       61,718(B)          3.10%

 Edward B. Tepper                      66               1986           28,983(A)          0.27%
                                                                           13(B)          0.00%

 ALL DIRECTORS AND                                                  6,182,681(A)         57.10%
 EXECUTIVE OFFICERS AS A GROUP                                      1,786,323(B)         89.60%
 AND TABAS FAMILY TRUSTS (18 PERSONS)


Non-Director Executive Officers are Jeffrey T. Hanuscin, Chief Financial Officer and George McDonough, Corporate Secretary.

The information in the preceding table was furnished by the beneficial owners or their representatives and includes direct and indirect ownership.

We assume full conversion of Class B common stock to Class A common stock at the current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of Class A common stock to which the officer and director would be entitled upon the exercise of his options were added to the shares of Class A common stock currently held by the officer and director and to the total number of shares of Class A common stock outstanding assuming the officer and directors exercised all outstanding exercisable options.

The percent of stock assumes all outstanding exercisable options and options exercisable within 60 days of February 28, 2006, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 10,831,457 shares of Class A common stock would be outstanding at February 28, 2006.

(1) James McSwiggan share with Evelyn R. Tabas and Nicholas Randazzo voting and dispositive control over 1,493,212 shares of Class A common stock and 461,887 shares of Class B common stock held in various Tabas family trusts. These shares are not included in the ownership reported in this table for Mr. McSwiggan. See footnote (2) on page 3.

(2) Linda Tabas Stempel shares with Robert R. Tabas and Nicholas Randazzo voting and dispositive control over 3,457,116 shares of Class A common stock and 1,067,411 shares of Class B common stock held in the Daniel M. Tabas Trust. These shares are not included in the share ownership reported in this table for Linda Tabas Stempel or for Robert R. Tabas. See footnote (1) on page 3.

(3) See footnote (2) and (4) on page 3.

(4) The 338,821 shares of Class A common stock and 61,718 shares of Class B common stock beneficially owned by Lee E. Tabas included 286,539 shares of Class A common stock owned jointly with his wife, Nancy Tabas: 4,932 shares of Class A common stock and 56,083 shares of Class B common stock owned by his wife, Nancy
Tabas: and 39,002 shares of Class A common stock and 5,636 shares of Class B common stock held by Mr. Tabas as custodian for his children. In calculating the tabulated percent of class, the options to purchase 8,348 shares of Class A common stock assuming all options are exercisable within 60 days of February 28, 2006, held by Mr. Tabas was exercised.

(5)Evelyn R. Tabas, Lee Tabas, Robert R. Tabas, Murray Stempel, Linda Tabas, Howard Wurzak and members of their immediate families and their affiliates, in the aggregate, own 5,721,580 shares of Class A common stock (52.84% of Class A) and 1,597,239 shares of Class B common stock (79.13% of Class B) or (57.48% of Class A) assuming full conversion of Class B common stock at a current conversion of 1.15 shares of Class A common stock for each share of Class B common stock.

(6) Excludes 4,180 shares of Class A common stock subject to options granted in 1997 and 1998 which Mr. Campbell disclaims beneficial ownership of these shares.



                         NOMINEES FOR CLASS I DIRECTORS

         Joseph P. Campbell is the President and Chief Executive Officer of the Corporation and a Director of the Corporation.

         James J. McSwiggan is the Chief Operating Officer of the Corporation and a Director of the Corporation.

         Linda Tabas Stempel is a Director of the Corporation, and is Director of Investor Relations for the Corporation. She is the daughter of Evelyn R. Tabas, the wife of Murray Stempel, III, the sister of Lee E. Tabas and Robert R. Tabas and the sister-in-law of Howard Wurzak.

         Murray Stempel, III is an Executive Vice President of Royal Bank America and a Director of the Corporation. Mr. Stempel is the son-in-law of Evelyn R. Tabas, the husband of Linda Tabas Stempel and the brother-in-law of Lee E. Tabas, Robert R. Tabas and Howard Wurzak.

         Howard Wurzak is a Director of the Corporation, and is President and CEO of the Hilton Hotel Philadelphia, Regency Palace and Ramada Plaza Hotel and Wurzak Management Corporation. He is the son-in-law of Evelyn R. Tabas, and the brother-in-law of Lee E. Tabas, Robert R. Tabas, Murray Stempel, III and Linda Tabas Stempel.

         Patrick J. McCormick is a Director of the Corporation and is a Managing Director of Alvarez and Marsal, a Business Consulting Firm, where he responsible for the Delaware Valley region as well as the Partner-in-Charge for the firm's Financial Leadership Solutions Practice.


                               CLASS II DIRECTORS

         Jack R. Loew is a Director of the Corporation, and is the President of
J. Loew & Associates, Inc., a real estate development firm specializing in office, industrial and retail properties.

         Anthony J. Micale is a Director of the Corporation, is President of Micale Management Corporation and owns and operates ten McDonald's restaurants.

         Mitchell L. Morgan is a Director of the Corporation, and is President of Morgan Properties which owns and manages over 16,500 apartment units.

         Albert Ominsky is a Director of the Corporation, is an attorney and President of the law firm of Ominsky & Ominsky, P.C. in Philadelphia, Pennsylvania.

         Gregory T. Reardon is a Director of the Corporation, is a certified valuation analyst, holds certificates to practice public accounting both in Pennsylvania and Delaware and is President of The Reardon Group, Inc. The Reardon Group, located in Glen Mills, Pennsylvania, comprises Weiss + Reardon & Company, P.C. (a regional public accounting firm); Reardon Consulting, Inc. (a management consulting firm); and Valuation Advisors, Inc. (a business valuation firm). The Reardon Group is devoted to healthcare and other highly regulated industries.

         Robert R. Tabas is the Chairman of the Board and a Director of the Corporation; and is an Executive Vice President of Royal Bank America. He is the son of Evelyn R. Tabas, the brother of Lee E. Tabas and Linda Tabas Stempel and the brother-in-law of Howard Wurzak and Murray Stempel, III.

                               CLASS III DIRECTORS

         Carl M. Cousins is a Director of the Corporation, and is a retired veterinarian.

         John M. Decker is an Executive Vice President of Royal Bank America and a Director of the Corporation.

         Evelyn R. Tabas is a Director of the Corporation and is involved in a variety of community and charitable causes and endeavors including Trustee, Daniel M. Tabas Family Foundation; Trustee, Bank Street College; Director, United Cerebral Palsy, Philadelphia; Founding Member, American Family Institute; and Advisory Board, Drexel University Department of Education. She is the mother of Lee E. Tabas, Robert R. Tabas and Linda Tabas Stempel and the mother-in-law of Howard Wurzak and Murray Stempel, III.

         Lee E. Tabas is a Director of the Corporation, an adjunct professor at Philadelphia University and an independent investor. He is the son of Evelyn R. Tabas, the brother of Robert Tabas and Linda Tabas Stempel and the brother-in-law of Howard Wurzak and Murray Stempel, III.

         Edward B. Tepper is a Director of the Corporation and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Nominating Committee.

         The Audit Committee met 8 times in 2005. The Audit Committee arranges examinations by the Corporation's independent registered public accounting firm, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the Corporation and the Bank by regulatory agencies, analyzes such reports and reports the results of its analysis of the regulatory reports to the Corporation's Board. The committee receives reports directly from the Corporation's internal auditors on a quarterly basis, and recommends any action to be taken. The committee is also responsible for, among other things, assisting the Board of Directors in monitoring (i) the integrity of the financial statements of the Corporation, (ii) the independent auditor's qualification and independence, (iii) the performance of the Corporation's internal audit function and independent auditors, and (iv) the compliance by the Corporation with legal and regulatory matters. The members of the Audit Committee were Gregory T. Reardon, Chairperson, Jack R. Loew, and Anthony J. Micale. The Board of Directors has determined that Gregory T. Reardon is an "Audit Committee Financial Expert" and "Independent" under applicable SEC and NASDAQ Rules. Edward B. Tepper served as a non-voting advisor to the committee at the committee's discretion.

         Effective March 15, 2006, Gregory T. Reardon stepped down as Audit Committee Chairman and the Board of Directors appointed Patrick J. McCormick to replace Mr. Reardon as Chairman. Under SEC and NASDAQ Rules, the Board of Directors has determined that Mr. McCormick also qualifies as an "Audit Committee Financial Expert" and an "Independent Director".

         The Compensation Committee met 1 time in 2005. The members of this committee were Jack R. Loew, Chairperson, Edward B. Tepper, Carl M. Cousins, Anthony Micale and Robert R. Tabas. The Compensation Committee reviews and determines compensation for all officers and employees of the Corporation. The committee also has the authority to manage, administer, amend and interpret the

Corporation's Employees' Stock Option and Appreciation Rights Plan and to determine, among other things:

         o  The employees to whom awards shall be made under the plan;
         o The type of the awards to be made and the amount, size and terms of the awards; and
         o  When awards shall be granted.

         The Nominating Committee did not meet in 2005. The members of this committee were Albert Ominsky, Chairman, Carl Cousins and Edward Tepper, each of whom is a non-employee Director. The Committee was formed in 2003 and held its first meeting in 2003. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board of each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at 732 Montgomery Avenue, Narberth, PA, 19072. The Nominating Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination. The Nominating Committee has adopted a written Charter that can be accessed on the internet via the Corporation's website at www.royalbankamerica.com.

         The Board of Directors of the Corporation held twelve formal meetings during 2005. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the various committees on which he or she served. The Corporation has no policy regarding attendance by directors at the Annual Meeting of Shareholders, but all directors attended the May 18, 2005, Annual Meeting of Shareholders.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of Royal Bancshares of Pennsylvania, Inc. is responsible for the governance of the Corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiaries. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Corporation provides compensation to its employees.

         The fundamental philosophy of the Corporation and Royal Bank America's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a committee comprised of five directors, four of whom are outside directors. The objectives of the compensation committee are to establish a fair compensation policy, to govern executive officers' base salaries and incentive plans, and to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved shareholder value.

         The compensation of the Chief Executive Officer (Joseph P. Campbell) and the Senior Executive Officers (including James J. McSwiggan, Robert R. Tabas, John M. Decker and Murray Stempel, III) consists of a base salary, profit sharing, long-term incentive compensation and certain perquisites. Profit sharing and long-term incentive compensation constitutes a significant portion of overall compensation for executive management. The committee believes that this approach is essential in fostering a strong commitment to long-term growth in shareholder value.

         For 2005, the profit sharing of the CEO and the Senior Executive Officers were directly tied to specific performance goals, some of which are listed in the paragraph below. The CEO's 2005 compensation and the compensation of the Senior Executive Officers were based on the Committee's subjective determination after a review of all information, including the below, that it deemed relevant. Future methods of determining compensation may differ.

         Consolidated earnings for the twelve months ended December 31, 2005, were $32,053,000, as compared to $20,033,000 for the same period ended in 2004. Consolidated basic earnings per share for the year ended December 31, 2005, were $2.50 versus $1.57 for the same period in 2004. Consolidated assets were $1,301,019,000 at December 31, 2005, as compared to $1,205,274,000 at December
31, 2004. Total shareholders' equity increased to $155,508,000 at December 31, 2005, as compared to $140,876,000 at December 31, 2004.

         The committee believes that ownership of the Corporation's stock by executives who play significant roles in the success of the Corporation is a key to building long-term shareholder value. As a result, the committee believes that equity-based compensation offered through participation in the Corporation's Stock Option Plan is an effective compensation tool. While the committee encourages executives to retain stock acquired through the Corporation's Stock Option Plan, the committee recognizes that personal circumstances often lead executives to sell some or all of the stock acquired through the exercise of stock options. For a more detailed description of the Corporation's Stock Option Plan, including the terms of options granted under the Stock Option Plan, please refer to the description of the Stock Option Plan contained in this Proxy Statement on pages 23 and 24.

         Total compensation opportunities available to the employees of the Corporation are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Corporation strives to offer compensation that is competitive with that offered employees of a comparable size and performance in our industry.

Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

         Under federal income tax laws, compensation to executives of public companies in excess of $1 million per year is not deductible for income tax purposes if it is not "performance-based". The committee continues to monitor this requirement and whether it modifies the Corporation's existing compensation programs, or develops and implements new compensation programs, it intends to structure these programs so that compensation will be deemed to be "performance-based" under the federal income tax laws.

                             COMPENSATION COMMITTEE
                             Jack R. Loew, Chairman
                             Carl M. Cousins, D.V.M.
                                Edward B. Tepper
                                 Anthony Micale
                                 Robert R. Tabas


                           THE AUDIT COMMITTEE REPORT:

         In 2005, the Audit Committee was comprised of 3 directors: Gregory T. Reardon (Committee Chair), Jack R. Loew and Anthony Micale. Each current member of the Audit Committee is considered "independent" as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

                  o Retaining, overseeing and evaluating a firm of independent registered public accounting firm to audit the annual financial statements;
                  o In consultation with the independent auditors and the internal auditor, reviewing the integrity of the Corporation's financial reporting processes, both internal and external;
                  o  Approving the scope of the audit in advance;
                  o Reviewing the financial statements and the audit report with management and the independent auditors;
                  o Considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor's independence;
                  o Reviewing earnings and financial releases and quarterly reports filed with the SEC;
                  o Consulting with the internal audit staff and reviewing management's administration of the system of internal accounting controls;
                  o Approving all engagements for audit and non-audit services by the independent auditors; and
                  o  Reviewing the adequacy of the audit committee charter.

         The Audit Committee met eight times during 2005. The Corporation's Board of Directors has adopted a written charter for the Audit Committee, which was reviewed and revised in December 2005. The Audit Committee's charter can be accessed on the internet via the Corporation's website at www.royalbankamerica.com under the heading "About Us." The Audit Committee reports to the Board of Directors on its activities and findings. The Board of Directors in accordance with Section 407 of the Sarbanes-Oxley Act has identified Mr. Reardon as the "Audit Committee financial expert." In accordance with SEC regulations, the Audit Committee has prepared the following report:

         As part of its ongoing activities, the Audit Committee has:

                  o Reviewed and discussed with management the Corporation's audited consolidated financial statements for the year ended December 31, 2005;
                  o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
                  o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Management has the responsibility for the consolidated financial statements, including the preparation of its financial statements in conformity with US GAAP and the financial reporting process, including the system of internal control; for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); for establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); for evaluating the effectiveness of disclosure controls and procedures; for evaluating the effectiveness of internal control over financial reporting; and for evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Committee's responsibility is to oversee and review the financial reporting process and to review and discuss management's report on the Corporation's internal control over financial reporting. The Committee has relied on management's representations that the financial statements are complete, free from material misstatement and prepared in accordance with US GAAP, and in support thereof, on the opinion and representations of the auditor, in the report on the Corporation's consolidated financial statements, including the auditor's representations that the auditor is "independent" and that the audit was performed in accordance with US GAAP and in conformity with SEC regulations. The responsibility for the completeness and accuracy of the Corporation's consolidated financial statements rests with its management. In addition, our independent auditors and not the Audit Committee are responsible for auditing those consolidated financial statements. Each member of the Committee is entitled to rely on the integrity of persons and organizations within and outside the Corporation from which he or she receives information and the accuracy of the financial and other information provided to the committee.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC. The Audit Committee approved, and the Board of Directors ratified the appointment of Beard Miller Company LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2005. In addition, the Audit Committee approved the reappointment of Beard Miller Company LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2006, the reappointment of Accume Partners (formerly known as "The Outsourcing Partnership, LLC"), a provider of internal auditing services to direct the role of the Bank's internal auditing services for 2006 and Integrated Compliance Solutions, L.L.C., a provider of professional compliance services to direct the role of the Bank's compliance audit functions for 2006.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Audit Committee has approved a list of procedures for the engagement of outside auditors to perform non-audit tasks. The auditor cannot provide the following services:

                  o  Financial information systems design and implementation;
                  o  Internal audit outsourcing;
                  o  Appraisal or valuation services;
                  o  Fairness opinions;
                  o  Contribution in kind reports;
                  o  Management functions or human resources;
                  o  Bookkeeping;
                  o  Broker or dealer or investment banking services;
                  o  Legal services unrelated to the audit;
                  o  Actuarial services, and
                  o Services determined by the Audit Committee to be impermissible.

         All permissible non-audit services must be pre-approved by the Audit Committee. The authority to approve audit and non-audit services may be delegated by the committee to one or more of its members, provided that any delegated approvals must be reported to the full Audit Committee and all approvals of non-audit services will be disclosed in the Corporation's periodic reports.

         Fees pertaining to services rendered to the Corporation and the Bank by Beard Miller Company LLP during the year ended December 31, 2005 and for year ended December 31, 2004 were as follows:

                                           YEAR ENDED DECEMBER 31,
                                           2005             2004
                                          ------           ------

         Audit fees                       $115,650        $123,984

         Audit related fees               $ 17,150        $     --

         Tax fees                         $ 22,750        $     --

         All other fees                   $     --        $     --
                                          --------        --------
         Total Fees:                      $155,550        $123,894
                                          ========        ========

         Audit Fees include fees billed for professional services rendered for the audit of the annual consolidated financial statement, internal controls and fees billed for the review of financial statements, including expenses, included in the Corporation's Forms 10-K and 10-Q and services that are normally provided by Beard Miller Company LLP for 2005 and for 2004 in connection with statutory and regulatory filings or engagements.

         Audit Related Fees for 2005 include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrant's financial statements and are not reported under the Audit Fees section of the table above. Audit Related Fees are related to audit of the Bank's 401(k) Plan, and accounting and reporting consultations.

         Tax Fees for 2005 include fees billed for professional services rendered by Beard Miller Company LLP for tax compliance, tax advice, and tax planning. These services include review and preparation of the Corporation's federal and state tax returns.

         There were no fees classified as "All Other Fees" for 2005 or 2004. The classification "All Other Fees" typically include fees billed for products and services provided by Beard Miller Company LLP, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

         The Audit Committee has considered whether, and determined that, the provision of the non-audit services reflected above is compatible with maintaining Beard Miller Company LLP's independence.

                                 AUDIT COMMITTEE
                                 ---------------

                          Gregory T. Reardon, Chairman
                                Anthony J. Micale
                                  Jack R. Loew

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee selected Beard Miller Company LLP as the Corporation's principal independent registered public accounting firm for 2006. Representatives of Beard Miller Company LLP will attend the Corporation's Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions.


REMUNERATION OF DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS

         Each member of the Board of Directors received a fee of $1,250 per board meeting attended and a $10,000 annual retainer, payable in quarterly amounts of $2,500. Additionally, directors who are not employees received $500 for each committee meeting attended. In addition to board and committee fees, Gregory T. Reardon received $7,500 in 2005 as compensation for his duties as Chairman of the Corporation's Audit Committee.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
--------------------------------------

         The Bank has established the Royal Bank Supplemental Executive Retirement Plan for its executive officers and other key employees for the purpose of providing supplemental income benefits to plan participants or their survivors upon participants' retirement or post-retirement death. The Bank has established and maintains a grantor "rabbi" trust for the purpose of accumulating funds with which to meet the Bank's future obligations under the plan. Although the trust is irrevocable and assets contributed to the trust can only be used to pay the benefits, with certain exceptions, the benefits under the plan remain obligations of the Bank. The Bank has purchased company-owned life insurance policies for its benefit on the lives of certain participants estimated to be sufficient to recover, over time, the cost of benefits provided plus the cost of insurance. Estimated annual benefits payable upon retirement to participants are intended to provide participants a single life annuity with 120 months certain, commencing at normal retirement age 60, at a rate of 50% of each Group 1 participant's final average recognized compensation (averaged over the three consecutive years which produce the highest average), not to exceed $185,000. In addition, each Group 1 participant will receive 25% of the average of three consecutive years of performance pay not to exceed $80,000; at the rate of up to a maximum of 50% of each Group 2 participant's final average recognized compensation (averaged over the 3 consecutive years that produce the highest average), not to exceed $50,000; and at the rate of up to a maximum of 35% of each Group 3 participant's final average recognized compensation (averaged over the three consecutive years which produce the highest average), not to exceed $20,000. To encourage continued employment after the plan retirement age of 60, the compensation committee has the authority to increase the base salary percentage to 70% of Group 1 participants.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   ESTIMATED MAXIMUM ANNUAL BENEFITS AT AGE 60

   FINAL AVERAGE     FINAL AVERAGE        GROUP 1           GROUP 2         GROUP 3
   SALARY (FAS)     PERFORMANCE PAY    PARTICIPANTS      PARTICIPANTS    PARTICIPANTS
-----------------   ----------------   -------------     ------------    ------------
                        (FAPP)
                    ----------------
       75,000            55,000            51,250           26,250          15,000
      100,000            72,000            68,000           35,000          20,000
      125,000            90,000            85,000           43,750          20,000
      150,000           107,000           101,750           50,000          20,000
      175,000           125,000           118,750           50,000          20,000
      200,000           135,000           133,750           50,000          20,000
      300,000           265,000           216,250           50,000          20,000
      375,000           332,000           265,000           50,000          20,000

(1) Includes benefits from the addition of performance pay at 25% of the average 3 consecutive years at an amount not to exceed $80,000.

(2) If the CEO and the four other named executive officers listed in the Summary Compensation Table retired on the date of this Proxy Statement, then each would receive the following supplemental executive retirement benefit, calculated as described in the paragraph preceding the chart: Mr. Campbell $258,511per year, Mr. McSwiggan $153,209 per year, Mr. Tabas $125,705 per year, Mr. Decker $106,537 per year and Mr. Stempel $109,205 per year.



EMPLOYEE OPTION GRANTS IN FISCAL YEAR 2005
-------------------------------------------

                                                                                                         POTENTIAL REALIZED
                                                                                                              VALUE AT
                                         NUMBER OF                                                         ASSUMED ANNUAL
                                        SECURITIES        % OF TOTAL                                    RATES OF STOCK PRICE
                                        UNDERLYING         OPTIONS         EXERCISE                        APPRECIATION FOR
                                          OPTIONS         GRANTED TO       OR BASE                          OPTION TERM ($)
                                          GRANTED         EMPLOYEES         PRICE       EXPIRATION   ---------------------------
                NAME                     (#)(1)(2)      IN FISCAL YEAR   ($/SH)(2)(3)      DATE           5%           10%
------------------------------------- ---------------- ----------------- ------------- ------------- ------------- -------------
Joseph P. Campbell                        58,905            38.50%          22.98        6/16/15       851,295      2,157,349

James J. McSwiggan                        10,600             6.93%          22.98        6/16/15       153,191        388,217

Robert R. Tabas                            8,889             5.81%          22.98        6/16/15       128,464        325,556

John M. Decker                             7,409             4.84%          22.98        6/16/15       107,075        271,349

Murray Stempel, III                        7,409             4.84%          22.98        6/16/15       107,075        271,349

-----------------------
(1) Pursuant to the Stock Option Plan, the options are exercisable at 20% per year after the date of grant and must be exercised within ten years of the date of grant (June 16, 2005).

(2) The number of securities underlying stock options and the stock exercise price have been adjusted for the Corporation's December 2005 stock dividend.

(3) The exercise price is equal to the fair market value at the time of grant of the option, as determined by the Stock Option Plan, adjusted for the December 2005 stock dividend.

(4) Options terminate immediately if a participant ceases to be employed by the Corporation as an officer or key employee. However, if a participant's employment ceases due to the participant's retirement with Corporation's consent or death, the participant my exercise the stock options within three months after cessation of employment.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND 2005 OPTION/SAR VALUES
-------------------------------------------------------------------------------

                                                                 NUMBER OF SECURITIES                    VALUE OF
                                                                UNDERLYING UNEXERCISED             UNEXERCISED IN-THE-MONEY
                          SHARES                                     OPTIONS/SARS                       OPTIONS/SARS AT
                         ACQUIRED                                DECEMBER 31, 2005(2)                DECEMBER 31, 2005(3)
                           ON             VALUE             ---------------------------------    ---------------------------------
    NAME                EXERCISE(#)   REALIZED($)(1)        EXERCISABLE(#)   UNEXERCISABLE(#)    EXERCISABLE($)   UNEXERCISABLE($)
--------------          -----------   --------------        --------------   ----------------    --------------   ----------------

Joseph P. Campbell      ------          -------               81,701              74,543            604,149            36,893


James J. McSwiggan      ------          -------               42,403              17,320            337,938            20,011


Robert R. Tabas         ------          -------               35,181              14,397            283,761            16,291


John M. Decker          ------           -------               26,536             11,877            209,156            13,099


Murray Stempel, III     ------           -------               24,691             11,877            187,212            13,099

(1) Value realized is the total market value of the underlying securities on the date of exercise minus the total exercise price for the options exercised.
(2) The number of securities underlying stock options and the stock exercise price have been adjusted for the Corporation's December 2005 stock dividend.
(3) Value of unexercised options/SARS is based upon the closing stock price at December 31, 2005, of $22.70.




            (The remainder of this page is intentionally left blank)

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following two tables disclose the number of outstanding options, warrants and rights granted by the Corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under the plans. The tables provide this information separately for equity compensation plans that have and have not been approved by security holders.

                                                                                                              (c)
                                                                                                      Number of securities
                                                           (a)                                       remaining available for
                                                   Number of securities to           (b)              future issuance under
                                                        be issued upon         Weighted-average         equity compensation
                                                   exercise of outstanding     exercise price of         plans (excluding
                                                    options, warrants and     outstanding options,    securities reflected in
                                                           rights             warrants and rights           column(a)
                                              -------------------------------------------------------------------------------
         OUTSIDE DIRECTORS STOCK OPTION PLAN
         ------------------------------------
         Equity compensation plan approved
         by stockholders                                  91,068                  $18.53                     46,632

         Equity compensation plan not
         approved by stockholders                            ---                     ---                        ---
                                                          ------                  ------                     ------
         Total                                            91,068                  $18.53                     46,632

                                                                                                               (c)
                                                                                                     Number of securities
                                                            (a)                                      remaining available for
                                                   Number of securities to            (b)            future issuance under
                                                       be issued upon          Weighted-average      equity compensation
                                                   exercise of outstanding     exercise price of        plans (excluding
                                                   options, warrants and      outstanding options,   securities reflected in
                                                          rights              warrants and rights          column (a)
                                                    -------------------------------------------------------------------------
         EMPLOYEES STOCK OPTION PLAN
         ----------------------------

         Equity compensation plan approved
         by stockholders                                 737,170                  $19.61                    44,941

         Equity compensation plan not
         approved by stockholders                           ---                     ---                        ---
                                                        -------                  ------                     ------
         Total                                          737,170                  $19.61                     44,941


         During 2005, no present or former officer or employee of the Corporation or its direct or indirect subsidiaries, and no individual who had a relationship with the Corporation, requiring disclosure under Item 404 of Regulation S-K, participated in deliberations of the Compensation Committee concerning executive officer compensation. Joseph P. Campbell and James J. McSwiggan attended portions of the meetings at the request of the committee chairperson in a non-voting capacity.

SUMMARY COMPENSATION TABLE
--------------------------

         The following table sets forth all compensation paid by the Corporation to the Chief Executive Officer and each of the four most highly compensated non-CEO executive officers whose total annual salary and profit sharing exceeded $100,000 in 2005, for services rendered during the past three fiscal years.

                                     Annual Compensation

                                                                         OTHER
                                                        PROFIT           ANNUAL
                                                       SHARING       COMPENSATION
NAME AND POSITION             YEAR     SALARY ($)       ($)(1)          ($) (2)
-----------------             -----    ----------       -------       -----------
Joseph P. Campbell            2005         365,300      515,646          40,845
President and CEO             2004         364,500      322,281          50,336
                              2003         337,500      303,448          29,852

James J. McSwiggan            2005         232,500      251,212          31,550
Chief Operating Officer       2004         232,200      157,008          34,050
                              2003         215,000      147,834          23,600

Robert R. Tabas               2005         195,000      185,104          32,800
Chairman of the Board         2004         194,400      115,690          35,300
                              2003         180,000      112,820          23,600

John M. Decker                2005         162,500      191,715          32,800
Executive Vice President      2004         162,000      115,690          34,050
                              2003         150,000      101,149          23,600

Murray Stempel, III           2005         162,500      178,493          32,800
Chief Lending Officer         2004         162,000      119,822          35,300
                              2003         150,000      112,820          23,600

[RESTUBBED TABLE]

                                                   Long Term Compensation

                           VALUE OPTION  SECURITIES        SECURITIES            401 K
                               SARS      UNDERLYING        UNDERLYING            PLAN          TOTAL
                            EXERCISED    OPTIONS           OPTIONS          CONTRIBUTIONS   COMPENSATION
NAME AND POSITION              ($)       GRANTED (#) (3)   GRANTED ($) (4)     ($) (5)           ($)
-----------------           ---------    ---------------   ---------------   ------------    ----------
Joseph P. Campbell              --              58,905          168,538          2,500        1,092,829
President and CEO               --              54,979          191,498          2,500         931,115
                                --              26,144           75,247          2,500         748,547

James J. McSwiggan              --              10,600           74,106          2,500         591,868
Chief Operating Officer      218,751            23,524           88,971          2,500         733,480
                             270,986            10,804           37,256          2,500         697,176

Robert R. Tabas                 --               8,889           60,021          2,500         475,425
Chairman of the Board        180,734            19,695           72,416          2,500         601,040
                             292,438             9,045           30,494          2,500         641,852

John M. Decker                  --               7,409           47,483          2,500         436,998
Executive Vice President     116,126            16,411           55,803          2,500         486,169
                             152,767             7,537           22,913          2,500         452,929

Murray Stempel, III             --               7,409           47,316          2,500         423,609
Chief Lending Officer         44,669            16,411           54,719          2,500         419,010
                              30,381             7,538           22,013          2,500         341,314

(1) Profit sharing of Joseph P. Campbell, Robert R. Tabas, James J. McSwiggan, Murray Stempel, III and John M. Decker are performance based and tied to goals set by the Compensation Committee.
(2) Includes director fees and automobile allowances. The automobile allowance is furnished by the Corporation to facilitate job performance and is included in income because it has an inherent personal component.
(3) The number of shares granted through Stock Option Plan during 2005 which has been adjusted for the Corporation's December 2005 stock dividend.
(4) Value of shares that became vested during their respective year adjusted for stock dividends.
(5) Consists of the Bank's contribution to its Employee 401(k) Pension Plan, under which the Board of Directors has an obligation to match 100% of the total employee contributions up to an annual maximum of $2,500. The Plan was administered by Principal Financial Group, Inc. Each employee participant is entitled to contribute up to 15% of his gross salary. Senior management executives are asked to refrain from contributing to the plan in the event the administrator determines their contributions would make the Plan top heavy. Each participant in the Plan will have credited to his Participant's Benefit Account his proportionate share of all appropriate amounts. Future benefits are based on future contributions.

                           COMMON STOCK PERFORMANCE GRAPH

         The performance graph on the following page shows cumulative investment returns to shareholders based on the assumption that an investment of $100 was made on December 31, 2000 (with all dividends reinvested), in each of the following:

               o  Royal Bancshares of Pennsylvania, Inc. Class A common stock;
               o the stock of all United States companies trading on the NASDAQ market;
               o Common stock of the 2005 peer group of Mid-Atlantic Banks with total assets between $750 Million and $1.5 Billion.


                               [GRAPHIC OMITTED]

The above graph was prepared by SNL Financial LC (C) 2006.

-------------------------------------------------------------------------------------------------------------------
                                                                          PERIOD ENDING
-------------------------------------------------------------------------------------------------------------------
INDEX                                            12/31/00   12/31/01    12/31/02   12/31/03   12/31/04    12/31/05
-------------------------------------------------------------------------------------------------------------------
Royal Bancshares of Pennsylvania, Inc.             100.00     157.16      186.23     238.69     273.69      249.66
-------------------------------------------------------------------------------------------------------------------
NASDAQ - Total US*                                 100.00      79.18       54.44      82.09      89.59       91.54
-------------------------------------------------------------------------------------------------------------------
Royal Bancshares Peer Group*                       100.00     136.71      173.35     227.08     241.85      230.12
-------------------------------------------------------------------------------------------------------------------

*Royal Bancshares Peer Group consists of twenty banks headquartered in the Mid-Atlantic region, trade on the major exchanges, and have total assets between $750M and $1.5B.

                        BENEFICIAL OWNERSHIP - COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10% of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation copies of all Section 16(a) forms they file.

         Based solely on its review of forms received from certain reporting persons, or written representations from reporting persons that no Forms 5 where required for those persons, the Corporation believes that during the period January 1, 2005 through December 31, 2005 its officers and directors were in material compliance with all filing requirements applicable to them.


ITEM 2 AMENDMENT OF THE CORPORATION'S ARTICLES OF
INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors has approved an amendment to Article 4 of the Additional Articles to the Corporation's Articles of Incorporation which, if adopted, would increase the number of authorized common shares of the Corporation from twenty million (20,000,000) shares of Common Stock consisting of eighteen million (18,000,000) shares of Class A Common Stock, par value $2.00 per share, and two million (2,000,000) shares of Class B Common Stock, par value $0.10 per share, to 21 million (21,000,000 ) shares of Common Stock consisting of eighteen million (18,000,000) share of Class A Common Stock, par value $2.00 per share, and 3 million (3,000,000) shares of Class B Common Stock, par value $0.10 per share. The Board recommends that shareholders approve this amendment.

         At February 28, 2006, there were 12,692,669 of the Corporation's common shares issued and outstanding, consisting of 10,700,513 shares of Class A Common Stock and 1,992,156 shares of Class B Common Stock. Of the remaining 7,299,487 authorized shares of Class A Common Stock, 901,694 shares are reserved for issuance under the Corporation's various stock-based compensation and employee benefit plans, leaving 6,377,676 shares of Class A Common Stock available for issuance. More than 7,844 of the remaining authorized shares of Class B Common Stock are needed in order to pay the balance of the 2% stock dividend paid by the Corporation on January 17, 2006, as described in more detail below.

         On December 21, 2005, the Corporation declared a 2% stock dividend with a record date of January 4, 2006 and a payment date of January 17, 2006. The final resolution adopted by the Board of Directors restricted the stock dividend to 26,469 Class B shares. However, payment of the stock dividend on the outstanding Class B shares would have resulted in the issuance of more Class B shares than are currently authorized by the Corporation's Articles of Incorporation. Due to the restriction on the number of Class B shares that were to be issued, the Corporation requested and received from the trustees of the Daniel M. Tabas Trust an agreement to defer receipt of 20,117 Class B Common Shares until the Articles of Incorporation are amended to permit issuance of the additional Class B Common Shares.

         In addition to the Class B Common Shares needed to complete the payment of the stock dividend, the Board believes that it is advisable to have a greater number of authorized but unissued Class B Common Shares available for various corporate programs and purposes.

         The Corporation may from time to time consider acquisitions and mergers, stock dividends or stock splits, and public or private financings to provide the Corporation with capital, which may involve the issuance of additional Class A Common Shares and Class B Common Shares or securities convertible into Class A and/or Class B Common Shares. The Board believes that having authority to issue additional Class B Common Shares will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized capital.

         The Corporation has no present plan, agreement or understanding involving the issuance of its Class A Common Shares or its Class B Common Shares except for Class B Common Shares required to be issued to complete the payment of the 2% stock dividend from January 2006 and for Class A Common Shares required to be issued under the Corporation's stock-based compensation and employee benefit plans. It is possible, however, that merger and acquisition opportunities involving the issuance of common shares will develop. It is also possible that an increase in the market price for the Corporation's common shares, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of the Corporation's common stock desirable. In each of the past 19 years, the Corporation has paid a 2% or greater stock dividend and/or split its common stock. The Board believes that an increase in the number of authorized Class B Common Shares will enhance its ability to respond promptly to any such opportunities.

         If this proposal is approved, the additional authorized Class B Common Shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without shareholder approval, except to the extent that shareholder approval is required by applicable law or rules. For example, because the Corporation's Class A Common Shares are traded on the NASDAQ National Market tier of the NASDAQ Stock Market, under applicable rules of the National Association of Securities Dealers, Inc., shareholder approval must be obtained prior to the issuance of Class A Common Shares for certain purposes, including the issuance of greater than 20% of the Corporation's then outstanding shares in connection with an acquisition or merger.

         Although the Board presently intends to employ the additional Class B Common Shares solely for the purposes set forth above, such shares could be used by the Board to dilute the stock ownership of persons seeking to obtain control of the Corporation, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Corporation and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board have any knowledge of, any effort to accumulate the Corporation's Class B Common Shares or to obtain control of the Corporation by means of a merger, tender offer, solicitation in opposition to the Board or otherwise. The proposal is not part of any plan by the Board to adopt a series of proposals relating to a possible takeover of the Corporation, and the Board has no present intention of soliciting a shareholder vote on any other such proposal.

         Other than as discussed above, the authorization of additional Class B Common Shares will not, by itself, have any effect on the rights of present shareholders. Shareholders do not have preemptive rights to subscribe for or purchase additional Class A Common Shares or Class B Common Shares. The issuance of additional Class B Common Shares authorized by the amendment for corporate purposes other than a stock split or stock dividend could have a dilutive effect on earnings and book value per Class A Common Share and Class B Common Share and on the voting power of all common shareholders at the time of issuance.

         The Board recommends a vote FOR this amendment. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Meeting is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast on this matter, so they will have no effect on the outcome. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.

ITEM 3 APPROVAL OF AN AMENDMENT TO THE STOCK OPTION AND
APPRECIATION RIGHT PLAN

        The Board of Directors is recommending that the shareholders approve an amendment to the Stock Option Plan to reserve an additional 150,000 shares of the Corporation's common stock for issuance under the Stock Option Plan, provide that at no time shall the maximum number of shares of stock that may be issued under the Stock Option Plan exceed 19% of the Corporation's outstanding shares, and extend the Stock Option Plan's termination date to April 18, 2007. The Board is not asking the shareholders to approve a new stock option plan at this time. The current Plan, adopted in 1996 after approval of the shareholders of the Corporation, authorized the issuance of 1,500,000 shares. The Stock Option Plan was amended in May, 2005 after receiving shareholder approval to increase the number of shares reserved under the Stock Option Plan to 1,650,000 shares. Options and SAR's can, therefore, be granted under the current Plan until April 18, 2006. Currently, the Compensation Committee is consulting with an independent third party and carefully reviewing the proposed terms of a new plan. Rather than present a new plan now for approval, the Compensation Committee feels it is prudent to simply request approval of the issuance additional shares and to extend the term of the Stock Option Plan by one year in order to have sufficient shares and time to make awards through April 18, 2007, consistent with its long-term incentive compensation strategy. All other terms of the Stock Option Plan will remain in full force and effect. The principal terms of the Stock Option Plan are summarized below. This summary is qualified in its entirety by reference to the terms of the Stock Option Plan set forth in the plan document attached to this Proxy Statement as Exhibit A.

Purpose of Plan. The purpose of the Stock Option Plan is to further long-term growth of the Corporation by offering incentive compensation related to long-term performance goals to officers and key employees responsible for such growth.

Administration of Plan. The Stock Option Plan is administered by the compensation committee appointed by the Board of Directors. The committee has full and final authority to interpret the provision of the Stock Option Plan, decide all questions of fact arising regarding application of the Stock Option Plan and to determine the employees to whom awards should be made.

Stock Subject to Plan. 1,650,000 shares of Class A common stock are currently approved for issuance under the Stock Option Plan. The Board is requesting shareholder approval of an additional 150,000 shares. At no time shall the maximum number of shares of stock that may be issued under the Stock Option Plan exceed 19% of the Corporation's outstanding shares.

Eligibility to Receive Awards under the Plan. Employees eligible to receive awards are limited to officers and other key employees of the Corporation who are in positions to make decisions and take actions which will have significant impact upon the profitability and success of the Corporation. Directors who are not officers or employees of the Corporation are not eligible to receive awards under the Stock Option Plan.

Form of Awards. Awards are grants of options to purchase a number of Class A common stock and an equal number of SAR's, if SAR's are granted.

Option Price. The purchase price of stock subject to a stock option is the fair market value of the stock at the time of grant of the stock option.

Exercise Term. The committee determines the period of time during which stock options may be exercised. Not more than 20% of an option award shall be exercisable for each year of satisfactory employment completed after the award of the stock option. No stock option shall be exercised after ten years from the date of the grant of the stock option.

Termination of Employment. In the event a Stock Option Plan participant ceases to be an officer or key employee of the Corporation, other than due to retirement with the Corporation's consent, death, or disability, the stock options are immediately terminated. In the event of termination of employment due to retirement with the Corporation's consent, death or disability, the participant or the participant's legal representative shall have the right to exercise the stock option for a period of three months after such termination.

Transferability. A stock option in not transferable other than by Will or the laws of descent and distribution.

Non-Qualified Stock Options. The stock options do not qualify as Incentive Stock Options under the Internal Revenue Code.

Stock Appreciation Right. An SAR entitles the participant to receive upon exercise, all or a portion of the excess of (i) the fair market value of the shares at the time of exercise over (ii) the exercise price (100% of the fair market value at the time of the grant).

Coordination of SAR with Stock Option. An SAR may be granted only in connection with a contemporaneously granted stock option for an identical number of shares of stock. The SAR would be exercisable for the identical number of shares of stock. The SAR would be exercisable for the identical number of shares that the participant could purchase through the exercise of an option.

Terms applicable generally to Options also applicable to SAR's. Terms of the Plan governing the exercise term, number of shares, rights upon termination of employment and transferability of SAR's are similar to those governing stock options.

         The Board recommends a vote FOR this amendment. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Meeting is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast on this matter, so they will have no effect on the outcome. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         In the ordinary course of business, Royal Bank America, the Corporation's wholly-owned banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers of the Bank, principal shareholders of the Corporation and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others, and no more than the normal risk of collectibility or other unfavorable features.

         The largest aggregate amount of indebtedness to the Corporation and the Bank during the year 2005, by all directors and officers of the Corporation and Bank as a group, and their affiliates, was $9,200,000. The total of such outstanding loans at December 31, 2005, was $13,338,000 (including available funds not disbursed), representing 8.6% of shareholders' equity in the Corporation. There is one fixed rate loan with an interest rate of 6.25%. There is one floating rate loan based on 90 day LIBOR plus 300 basis points and one floating rate loan based on 30 day LIBOR plus 225 basis points. All other loans have floating interest rates ranging from prime to prime plus 100 basis points.

         The Corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other non-affiliated vendors of the Corporation. During 2005, the Corporation used the services of the Hilton Philadelphia Hotel and banquet facilities for Board of Director's meetings. The Hilton Philadelphia Hotel complex is managed by Howard Wurzak and owned by Stoudt Road Hotel Development, 50% of which is owned by Evelyn R. Tabas and 50% of which is owned by the Estate of Daniel M. Tabas.


                             EMPLOYEE CODE OF ETHICS

         Our employee Code of Ethics is applicable to our directors, officers and employees. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Board periodically receives reports on our compliance program. The Code of Ethics can also be accessed on the internet via our website at www@royalbankamerica.com under the caption "About Us".


                                LEGAL PROCEEDINGS

         In the opinion of the management of the Corporation, there are no proceedings pending to which the Corporation and the Bank are a party or to which its property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's financial condition. There are no proceedings pending other than litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation or the Bank by government authorities.


                              SHAREHOLDER PROPOSALS
                                AND COMMUNICATION

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2007 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than December 20, 2006. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than 90 days prior to the date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

         Any shareholder who wishes to communicate with the Board of Directors may send correspondence to Joseph P. Campbell, President and CEO, Royal Bank America at 732 Montgomery Avenue, Narberth, PA, 19072, Phone # (610) 668-4700, or by sending an electronic message to Mr. Campbell at jcampbell@royalbankamerica.com. Mr. Campbell will submit your correspondence to the Board of Directors or the appropriate committee as applicable.



                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the proxy holders' intent to vote on such matters in accordance with their best judgment.

                                    EXHIBIT A

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    STOCK OPTION AND APPRECIATION RIGHT PLAN

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    STOCK OPTION AND APPRECIATION RIGHT PLAN
                                Table of Contents

        Section                                                                                                   Page
        -------                                                                                                   ----
1. Purpose ....................................................................................................     i

2. Definitions ................................................................................................     i

3. Administration..............................................................................................    i-ii

4. Stock Subject to the Plan...................................................................................     ii

5. Eligibility to Receive Awards ..............................................................................     ii

6. Form of Awards .............................................................................................     ii

7. Stock Options ..............................................................................................    ii-iii

8. Stock Appreciation Right ...................................................................................   iii-iv

9. General Restrictions........................................................................................    iv-v

10. Single or Multiple Agreements .............................................................................      v

11. Rights of a Shareholder ...................................................................................      v

12. Termination of Employment .................................................................................      v

13. Rights in Event of Death or Disability.....................................................................      v

14. Withholding ...............................................................................................     vi

15. Non-Assignability .........................................................................................     vi

16. Non-Uniform Determinations ................................................................................     vi

17. Participants Not Obligated ................................................................................     vi

18. Effect of Changes in Stock Subject to the Plan ............................................................     vi

19. Reservation of Shares of Stock ............................................................................    vii

20. Amendment .................................................................................................    vii

21. Effect on Other Plans .....................................................................................    vii

22. Effective Date and Duration of the Plan ...................................................................    vii

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                    STOCK OPTION AND APPRECIATION RIGHT PLAN
Section 1. Purpose.

         1.1 The purpose of the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan (the "Plan") is to further the long-term growth of Royal Bancshares of Pennsylvania, Inc. (the "Corporation") by offering incentive compensation related to long-term performance goals of those officers and other key employees who will be responsible for planning for and directing such growth. The Plan is also intended to be a means of reinforcing the commonality of interest between the Corporation and its officers and key employees and to be an aid in attracting and retaining officers and other key employees of outstanding abilities and specialized skills. The Corporation hopes to achieve these purposes through the grant of options to purchase shares of the Corporation's Class "A" Common Stock and the grant of stock appreciation rights.

Section 2. Definitions.

         2.1 Unless otherwise required by the context, the following terms shall have the meaning set forth below:

                  (a) "Board" shall mean the Corporation's Board of Directors.
                  (b) "Committee" shall mean a minimum of three individuals and a maximum of five individuals appointed by the Board. The Board of Directors may appoint any individual, whether or not a director, to serve as a Committee member, provided that such individual is ineligible and has been ineligible for a one year period prior to appointment to the Committee for selection as a person to whom a Stock Option or Stock Appreciation Right may be granted pursuant to this Plan or any other similar plan of the Board. The Committee shall be called the "Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan Committee" and shall have the rights and duties set forth in Section 3 below.
                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended,
                  (d) "Corporation" shall mean Royal Bancshares of Pennsylvania, Inc., a Pennsylvania business Corporation, or any subsidiary thereof that adopts the Plan.
                  (e) "Option Price" shall mean the purchase price for Stock under a Stock Option, as determined in Section 7(b) below.
                  (f) "Participant" shall mean an officer or other key employee of the Corporation to whom a Stock Option or Stock Appreciation Right is granted under the Plan.
                  (g) "Plan" shall mean this Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan.
                  (h) "Stock" shall mean the Class "A" Common Stock of the Corporation, par value $2.00.
                  (i) "Stock Option" shall mean a right to purchase Stock, granted pursuant to Section 7 below.
                  (j) "Stock Appreciation Right" shall mean a right to receive cash granted pursuant to Section 8 below.
                  (k) "Subsidiary" shall mean a subsidiary of the Corporation.

 Section 3.  Administration.

         3.1 The Plan shall be administered by the Compensation Committee ("Committee"). A simple majority of the members of the Committee shall constitute a quorum for the transaction of business. Unless otherwise determined by the Board, the interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Board or the committee shall be liable for any action or determination made by the member in good faith. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan; to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan.

Section 4. Stock Subject to the Plan.

         4.1 Subject to the provisions of Section 18 below and the next sentence of this Section, the maximum number of shares of Stock that may be optioned or sold under the Plan is 1,800,000 shares. However, at no time shall the maximum number of shares of Stock that may be optioned or sold under the Plan exceed nineteen percent (19%) of the shares of Stock outstanding. Such shares may be treasury, or authorized, but unissued, shares of Stock. Except as otherwise provided herein, any shares subject to a Stock Option which for any reason expires or is terminated unexercised, shall again be available under the Plan.

 Section 5. Eligibility to Receive Awards.

         5.1 Persons eligible to receive awards under the Plan shall be limited to those officers and other key employees of the Corporation who are in positions in which their decisions, actions and counsel will have a significant impact upon the profitability and success of the Corporation. Directors of the Corporation who are not otherwise officers or employees of the Corporation shall not be eligible to participate in the Plan.

Section 6. Form of Awards.

          6.1 Awards may be made from time to time by the Committee in the form of Stock Options to purchase a number of shares of Stock of the Corporation and an equal number of Stock Appreciation Rights.

Section 7. Stock Options.

         7.1 Stock Options for the purchase of Stock of the Corporation shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

                  (a) Employment Agreement The Committee may, in its discretion, include in any Stock Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation for a period of time (specified in the agreement) following the date the Stock Option is granted. No such agreement shall impose upon the Corporation, however, any obligation to employ the participant for any period of time or to maintain the Participant's employment duties or responsibilities.
                  (b) Option Price. The purchase price of Stock subject to a Stock Option shall be the fair market value at the time of grant, as determined by the Committee.
                  (c) Exercise Term. Subject to the limitations of this Section, the Committee shall determine the period of time within which the Stock Option may be exercised. Each Stock Option agreement shall state such period of time. However, not more than twenty percent (20%) of a Stock Option shall be exercisable for each year of satisfactory employment completed after the award of the Stock Option. Further, no Stock Option shall be exercised after ten (10) years from the date of the grant thereof.
                  (d) Payment for Shares. Subject to such payment terms and conditions as may be prescribed by the Committee for such purpose, the purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be payable in full at the time of exercise in cash.
                  (e) Number of Shares. Each Stock Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under a Stock Option shall be reduced by the number of shares related to the Stock Option that have been previously exercised, by the Participant, No Stock Option may be exercised for a fractional share of Stock.

                  (f) Rights Upon Termination of Employment.
                           In the event that a Participant ceases to be an
officer or key employee of the Corporation for any cause other than retirement with the Corporation's consent, death, or disability, the Participant's Stock Option shall terminate at the time of termination of employment or upon the transfer to a lesser position of employment so that the employee is no longer deemed to be a key employee. In the event that a Participant retires with the Corporation's consent, dies, or becomes disabled prior to the expiration of the Participant's Stock Option and without having fully exercised the Participant's Stock Option, to the extent that the Stock Option is exercisable at the time of such retirement with the Corporation's consent, death, or disability, the Participant or the Participant's successor shall have the right to exercise the Stock Option during its term within a period of three (3) months after termination of employment due to retirement with the Corporation's consent, death, or disability.
                  (g) Nontransferability.
                           Each Stock Option agreement shall state that the
Stock Option is not transferable other than pursuant to subsection 7(f) above by will or the laws of descent and distribution, and that during the lifetime of the Participant the Stock Option is exercisable only by the Participant.
                  (h) Non-Qualified Stock Option.
                           It is not intended that this Stock Option qualify as
an Incentive Stock Option under Section 422A of the Code.

Section 8. Stock Appreciation Right.

         8.1 A Stock Appreciation Right shall be evidenced by a written agreement in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain in substance the following terms and conditions:
                   (a)  Employment Agreement.
                           The Committee may, in its discretion, include in any
Stock Appreciation Right granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Corporation for a period of time (specified in the agreement) from the date the Stock Appreciation Right is granted. No such agreement shall impose upon the Corporation, however, any obligation to employ the Participant for any period of time or to maintain the Participant's employment duties or responsibilities.
                   (b)  Right Value.
                           A Stock Appreciation Right shall entitle the
Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value, as determined by the Committee, of a specified number of shares of Stock at the time of exercise, over (ii) a specified price which shall not be less than one hundred (100%) percent of the fair market value, as determined by the Committee, of the specified number of shares of Stock at the time the right is granted, as adjusted pursuant to Section 18 below.
                  (c) Coordination with. Stock Option.
                           A Stock Appreciation Right shall be granted only in
connection with a contemporaneously granted Stock Option for an identical number of shares of Stock for which the Stock Option has been granted. A Stock Appreciation Right shall be exercised for the identical number of shares to be purchased by the Participant through the exercise of a Stock Option.
                  (d)  Exercise Term.
                           Subject to the limitation of this Section, the
Committee shall determine the period of time within which the Stock Appreciation Right may be exercised. Each Stock Appreciation Right agreement shall state such period of time. However, not more than twenty percent (20%) of a Stock Appreciation Right shall be exercisable for each year of satisfactory employment completed after the award of the Stock Appreciation Right. Further, no Stock Appreciation Right shall be exercisable after ten (10) years from the date of the award thereof.

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                  (e) Number of Shares.
                           Each Stock Appreciation Right shall state the total
number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under a Stock Appreciation Right shall be equal to the number of shares in the contemporaneously granted Stock Option, (described in Section 7 above).
                  (f) Rights Upon Termination of Employment.
                           In the event that a participant ceases to be an
officer or key employee of the Corporation for any cause other than retirement with the Corporation's consent, death, or disability, the Participant's Stock Appreciation Right shall terminate at the time of termination of employment or upon the transfer to a lesser position of employment so that the employee is no longer deemed to be a key employee. In the event that a Participant retires with the Corporation's consent, dies, or becomes disabled prior to the expiration of the Participant's Stock Appreciation Right and without having fully exercised the Participant's Stock Appreciation Right; to the extent that the Stock Appreciation Right is exercisable at the time of such retirement with the Corporation's consent, death, or disability by the Participant, such Participant or .;such Participant's successor shall have the right to exercise the Stock Appreciation Right during its term within a period of three (3) months after termination of employment due to retirement with the Corporation's consent, death or disability.
                  (g) Nontransferabilitv.
                           Each Stock Appreciation Right agreement shall state
that the Stock Appreciation Right is not transferable other than pursuant to subsection 8(f) above by will or the laws of descent and distribution; and that during the lifetime of the Participant, the Stock Appreciation Right is exercisable only by the Participant.
                  (h) Payment.
                           Upon exercise of a Stock Appreciation Right, payment
shall be made in cash, at the same time arid subject to the same terms and conditions as the payment for the matching Stock Option.
                  (i) Manner of Exercise.
                           A Participant shall exercise a Stock Appreciation
Right by giving the Corporation written notice of such exercise accompanying the Participant's notice of the exercise of a Stock Option for an identical number of shares of Stock. The date upon which such written notice is received by the Corporation shall be the exercise date for the Stock Appreciation Right.
                  (j) Other Terms.
                           A Stock Appreciation Right shall be granted in such
manner and such form, and subject to such additional terms and conditions as the committee in its sole discretion deems necessary or desirable, including without limitation, any form or manner in order to avoid any insider-trading liability in connection with a Stock Appreciation Right under Section 16 (b) of the Securities Exchange Act of 1934.

Section 9. General Restrictions.

         9.1 Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Stock is necessary or desirable as a condition of or in connection with the granting of such award or the issuance-or purchase of shares of Stock; such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Moreover, as a condition to the exercise of any portion of a Stock Option, or of any Stock Appreciation Right, the Corporation may require the person exercising such Stock Option or Stock Appreciation Right to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of the Corporation's counsel, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

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Section 10. Single or Multiple Agreements.

         10.1 Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determine by the Committee.

Section 11. Rights of a Shareholder.

         11.1 The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Stock are issued to the recipient. Promptly after the exercise of a Stock Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing the Participant's ownership of such Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Section 12. Termination of Employment.

         12.1 Except as provided in this Section 12 and in Section 13 below, if a Participant ceases to be employed by the Corporation as an officer or key employee, the Participant's Stock Option and Stock Appreciation Right shall terminate immediately upon such termination of employment or transfer to a lesser position so that the employee is no longer deemed to be a key employee. However, if a Participant's cessation of employment with the Corporation is due to the Participant's retirement with the Corporation's consent, the Participant may, within three months after such cessation of employment, exercise the Participant's Stock Option and Stock Appreciation Right to the extent that the Participant is entitled to exercise them on the date of cessation of employment. However, in no event shall any Option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted. If the Participant engages in employment or activities contrary, in the opinion of the Committee, to the Corporation's best interests, the Committee may cancel an Option or Stock Appreciation Right during the three month period referred to in this paragraph. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the Corporation's consent. Unless overruled by the Board, any such determination of the Committee shall be final and conclusive.

Section 13. Rights in Event of Death or Disability.

         13.1 If a Participant dies or becomes disabled (as determined by the Committee pursuant to the provisions of Section 3 above) while employed by the Corporation, or within three months after having retired with the Corporation's consent, and without having fully exercised the Participant's Stock Option and Stock Appreciation Right; the Participant, the Participant's personal representative, the executor or administrator, or the legatee or heir of the Participant's estate shall have the right within three (3) months thereafter to exercise, such Stock Option and Stock Appreciation Right to the extent that such disabled or deceased Participant is entitled to exercise the Stock Option and Stock Appreciation Right on the date of the Participant's disability or death. However, in no event shall any Stock Option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted.



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Section 14. Withholding.

         14.1 Whenever the Corporation proposes or is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

Section 15. Non-Assignabilitv.

         15.1 Except by will or by the laws of descent and distribution, no award under the Plan shall be assignable or transferable by the recipient thereof. Except as provided in Section 13 above, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

Section 16. Non-Uniform Determinations.

         16.1 The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount, and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Section 17.  Participants Not Obligated.

          17.1 The granting of an Award of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such stock Option or Stock Appreciation Right.

Section 18. Effect of Changes in Stock Subject to the Plan.

         18.1 The aggregate number of shares of Stock available for Stock Options under the Plan, the shares subject to any Stock Option, the price per share, and the number of Stock Appreciation Rights shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Corporation. The aforesaid adjustment shall be made in such a manner so that the aggregate amount payable under the Stock Option and the Stock Appreciation Right after the increase or decrease equals the aggregate amount payable prior to such increase or decrease. If the Corporation shall be the surviving Corporation in any merger or consolidation, any Stock Option or Stock Appreciation Right shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Stock Option and Stock Appreciation Right would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving Corporation, all Stock Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 13 above to exercise a Stock Option or Stock appreciation Right) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Stock Option and Stock Appreciation Right in whole or in part to the extent that such Stock Option and Stock Appreciation Right are otherwise exercisable under the terms of the Plan, without regard to the twenty percent (20%) limitation of Sub-section 5(c) above.

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Section 19.  Reservation of Shares of Stock.

         19.1 The Corporation, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by the Corporation's counsel for the lawful issuance and sale of its Stock hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

Section 20. Amendment.

         20.1 Except as provided in the next sentence, the Corporation may terminate or amend the Plan at any time. However, only with shareholder approval, may the Corporation increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 18 above), extend the period during which any award may be exercised, extend the term of the Plan or change the minimum Option Price. The termination, any modification, or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an award previously granted.

Section 21. Effect on Other Plans.

         21.1 Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Corporation. Unless specifically provided, any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Corporation.

Section 22. Effective Date and Duration of the Plan

         22.1 The Plan shall be effective from the date that the Plan is approved by the Corporation's Board, subject to the ratification of the Board's actions by the Shareholders and shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares of Stock or the payment of cash, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Corporation or is approved by the Corporation's shareholders.

Adopted as of April 18, 1996, amended March 21, 2001, amended March 16, 2005, and further amended March 15, 2006 by the Board of Directors of Royal Bancshares of Pennsylvania, Inc.





                                                      /s/ Jeffrey T. Hanuscin

                                                      CHIEF FINANCIAL OFFICER


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